Exhibit 99.7

NEITHER THIS WARRANT CERTIFICATE NOR THE WARRANTS REPRESENTED HEREBY NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND NEITHER THIS WARRANT CERTIFICATE NOR THE WARRANTS REPRESENTED HEREBY NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

W-2006-120

ENVIROKARE TECH, INC.

COMMON STOCK PURCHASE WARRANT

Envirokare Tech, Inc., a Nevada corporation (the “Company”), for value received and subject to the terms set forth below hereby grants to NOVA CHEMICALS, INC. , a shareholder, registered successors and assigns (the “Holder”), the right to purchase from the Company at any time or from time to time until the date and time permitted under Section 2.1 below, SIX MILLION THREE HUNDRED FORTY-NINE THOUSAND TWO HUNDRED AND SIX (6,349,206) fully paid and nonassessable shares of the Common Stock, par value $.001 per share, at the purchase price of sixty-three cents ($0.63) per share (the “Exercise Price”).  The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

1.            Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           “Common Stock” means all stock of any class or classes (however designated) of the Company, authorized upon the Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

(b)              “Issue Date” means OCTOBER 2, 2006.

(c)              “Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this

Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3.2 hereof or otherwise.

(d)           “Person” means, without limitation, an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

(e)           “This Warrant” means, collectively, this Warrant and all other stock purchase warrants issued in exchange therefor or replacement thereof.

2.             Exercise.

2.1           Exercise Period.   The Holder may exercise this Warrant at any time on or after the Date that is no earlier than 9:00 A.M. New York City, New York time on OCTOBER 2, 2007 and no later than 3:00 P.M. New York City, New York time on OCTOBER 1, 2010 (the “Exercise Period”) in New York, New York, or at such other place as the Company may notify the Holder in writing prior to the Expiration of the Exercise Period.

2.2           Exercise Procedure.

(a)           This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

(i)            a Subscription Form as described in Section 2.4 hereof, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(ii)           this Warrant;

(iii)          if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto, evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to Section 8(a) hereof; and

(iv)          a check representing good funds payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

(b)           As soon as practicable after the exercise of this Warrant in full or in part, and in any event within thirty (30) days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Purchaser, or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Purchaser shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Purchaser is entitled upon exercise.

(c)           Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within thirty (30)days after the Exercise Date, issue and deliver to or upon the order of the Purchaser a new Warrant or Warrants of like tenor, in the name of the Purchaser or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes)may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this Warrant.

(d)           The Common Stock (or Other Securities) issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock (or Other Securities) on the Exercise Date.

(e)           The issuance of certificates for shares of Common Stock (or Other Securities) upon exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (or Other Securities).

2.3        Acknowledgement of Continuing Obligations.  The Company will, at the time of the exercise of this Warrant, upon the request of the Purchaser, acknowledge in writing its continuing obligation to afford to the Purchaser any rights to which the Purchaser shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Purchaser shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Purchaser any such rights.

2.4           Subscription Form.  The Subscription Form shall be substantially in the form set forth in Exhibit A hereto.  In the event that the Purchaser elects to exercise their rights to acquire shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant, the Purchaser shall complete and deliver to the Company the Subscription Form as set forth in Exhibit A hereto, to satisfy such Warrant exercise condition as set forth in Item 2.2 (a) (i) herein.   Should the Purchaser elect to assign their rights to acquire shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant as represented herein, the Purchaser shall complete and deliver to the Company a Form of Assignment in the form set forth in Exhibit B hereto, whereupon the Company shall make a determination as to what representation, if any, it shall require from the assignee, prior to issuance of a Warrant in the assignee’s name as set forth in the completed and delivered Form of Assignment set forth hereto.

2.5           Fractional Shares.  No fractional shares will be issued upon exercise of the rights represented by this Warrant.  The number of shares of Common Stock for which this Warrant is from time to time exercised shall be reduced downward to the nearest whole number.

3.            Intentionally Omitted.

4.            Adjustments.

4.1           Adjustments for Stock Splits, Etc.  If the Company shall at any time after the Issue Date subdivide its outstanding Common Stock or Other Securities, by split-up or otherwise, or combine its outstanding Common Stock or Other Securities, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock or Other Securities, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

4.2           Adjustment for Reclassification, Reorganization, Etc.  In case of any reclassification, capital reorganization, or change of the outstanding Common Stock or Other Securities (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or Other Securities of the Company), or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirety or substantially as an entirety at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Other Securities of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof.  If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof.  Such notice shall specify the date (at least thirty (30) days subsequent to the date on which notice is given) on which, at 3:00 P.M., New York City, New York time, this Warrant shall terminate.  Notwithstanding any such notice, this Warrant shall remain exercisable, and otherwise in full force and effect, until such time of termination.

4.3           Certificate of Adjustment.  Whenever the Exercise Price or the number of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the Exercise Price and the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and (iii) the method of calculation for such adjustment and increase or decrease.

4.4           Small Adjustments.  No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least one percent; provided, however, that any adjustments which by reason of this Section 4.5 are not required to be made immediately shall be carried forward and taken into account at the time of exercise of this Warrant or any subsequent adjustment in the Exercise Price which, singly or in combination with any adjustment carried forward, is required to be made under Sections 4.1 or 4.2.

5.                                      No Dilution or Impairment.  The Company will not, by amendment of its corporate charter or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution, or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Stock (or Other Securities) receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock (or Other Securities) upon the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other Person (corporate or otherwise), or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving Person), unless such other Person shall expressly assume in writing and agree to be bound by all the terms of this Warrant.

6.            Notices.  In the event of:

(a)           any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

(b)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or

Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock of any class or other securities of the company, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.  Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

7.                                  Reservation of Stock, etc., Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant.

8.            Disposition of This Warrant, Common Stock, Etc.

(a)        The Holder of this Warrant and any transferee hereof or of the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any State, and therefore may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Act and any applicable State laws, or an opinion of counsel satisfactory to the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and any applicable State laws.  It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

(b)           The stock certificates of the Company that will evidence the shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT’) OR ANY APPLICABLE STATE SECURITIES LAW.  NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.  NEITHER THE

OFFERING OF SUCH SECURITIES NOR ANY RELATED MATERIALS HAVE BEEN REVIEWED OR APPROVED BY ANY U.S. FEDERAL OR STATE REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.”

The Company has not agreed to register any of the Holder’s shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act, and the Company has not agreed to comply with any exemption from registration under the Act for the resale of the Holder’s shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercised.  Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting “restricted securities” promulgated by the SEC, the shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Act or unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercised that may be sold from time to time.

9.            Rights and Obligations of Warrant Holder.  The Holder of this Warrant shall not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company.   No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock (or Other Securities) of the Company by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock (or Other Securities) acquirable by exercise hereof or as a stockholder of the Company.

10.          Transfer of Warrants.  Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit B), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

11.          Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.                           Remedies.  The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13.          Company Records.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14.          Miscellaneous.

14.1         Notices.  All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.  All communications from the Holder of this Warrant to the Company shall be mailed by first class mail, postage prepaid, to Envirokare Tech, Inc., 641 Lexington Avenue, 14th Floor, New York, New York 10022  Attn:  President, or such other address as may have been furnished to the Holder in writing by the Company.

14.2         Amendment and Waiver.  Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

14.3         Governing Law; Descriptive Headings.  This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

Dated:  October 2, 2006

Envirokare Tech, Inc.

By:	/s/ George E. Kazantzis
Name: George E. Kazantzis
Title: President and COO

[SEAL]

Attest:

/s/ Robert Davidson
Name:	Robert Davidson
Title:	Assistant Secretary

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon Warrant exercise]

To:	Date:

The undersigned registered owner of this Warrant, irrevocably exercises this Warrant for, and purchases _________ shares of the Common Stock of Envirokare Tech, Inc. , a Nevada corporation purchasable with this Warrant and herewith makes payment of $__________ therefor.  The undersigned hereby represents and warrants that the undersigned is acquiring such shares for (his) (its) own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.  If said number of shares is less than all the shares covered by such Warrant, the undersigned requests that a new Warrant be registered in the name of the undersigned and delivered to the address stated below.

Signature
(Signature of Registered Owner)

Address

[Signature Guaranty
from bank required]

EXHIBIT B

FORM OF ASSIGNMENT

[To be signed only upon transfer of Warrant]

For value received, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock of Envirokare Tech, Inc., a Nevada corporation, set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint ________________attorney to make such transfer on the books of Envirokare Tech, Inc., a Nevada corporation, maintained for such purposes with full power of substitution in the premises.

Dated:	Signature
(Signature of Registered Owner)

Address

[Signature Guaranty

 from bank required]